UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

TRUBRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41992	74-3032373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama	36602
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TBRG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 9, 2026 (the “Closing Date”), Inventurus Knowledge Solutions, Inc., a Delaware corporation (“Parent”), completed the previously announced acquisition of TruBridge, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of April 23, 2026 (the “Merger Agreement”), by and among the Company, Parent, IKS Next Horizon, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and, solely for certain limited purposes as specified therein, Inventurus Knowledge Solutions Limited, an Indian public limited company (“TopCo”). Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned by Parent, Merger Sub, the Company or any of their respective wholly-owned subsidiaries, other than shares held in a fiduciary, representative or other capacity on behalf of third parties (whether or not held in a separate account), and (ii) shares of Company Common Stock owned by stockholders of the Company who have properly demanded and not withdrawn or otherwise waived or lost such right to appraisal under Delaware law (collectively, “Excluded Shares”)) was converted into the right to receive $26.25 per share in cash, without interest (the “Per Share Merger Consideration”).

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement and the transactions contemplated thereby, including the Merger, were previously described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on April 23, 2026 and the definitive proxy statement filed with the SEC by the Company on June 4, 2026 (the “Proxy Statement”).

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on the Closing Date, the Company paid off all outstanding indebtedness and other amounts required to be paid at payoff in respect of obligations owing, and terminated the commitments, under that certain Amended and Restated Credit Agreement, dated as of November 25, 2025, by and among the Company and certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent (the “Credit Agreement”). In connection with the termination of the Credit Agreement, on the Closing Date, all outstanding obligations for principal, interest and fees and other amounts required to be paid at payoff under the Credit Agreement were paid off in full and all guarantees and liens securing obligations under the Credit Agreement were terminated and released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, equity-based awards outstanding under the Company’s Amended and Restated 2019 Incentive Plan and Second Amended and Restated 2019 Incentive Plan immediately prior to the Effective Time were subject to the following treatment:

•

any vesting conditions applicable to each outstanding restricted stock award (each, a “Company RSA”) automatically accelerated in full, and such Company RSA was converted into the right to receive, with respect to each share of Company Common Stock subject to such Company RSA (subject to any proration as set forth in an applicable award agreement), the Per Share Merger Consideration (less applicable taxes required to be withheld) and cancelled pursuant to the Merger Agreement; and

•

any performance conditions applicable to each outstanding performance share award (each, a ”Company PSA”) automatically ceased to apply, and such Company PSA was converted into the right to receive, with respect to each share of Company Common Stock subject to such Company PSA (subject to any proration as set forth in an applicable award agreement), the Per Share Merger Consideration (less applicable taxes required to be withheld) and cancelled pursuant to the Merger Agreement, provided that the number of shares of Company Common Stock subject to each such Company PSA immediately prior to the Effective Time was determined based on actual performance through the Effective Time (or, if actual performance was not reasonably determinable, target performance).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger, the Company notified the Nasdaq Global Select Market (“NASDAQ”) that, at the Effective Time, each outstanding share of Company Common Stock (other than Excluded Shares) was converted into the right to receive the Per Share Merger Consideration and requested that NASDAQ withdraw the listing of the Company Common Stock. The Company requested that NASDAQ file a notification of removal from listing and/or registration on Form 25 with the SEC with respect to the delisting of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company Common Stock ceased trading prior to the opening of the market on July 9, 2026 and will no longer be listed on NASDAQ.

In addition, upon effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 terminating the registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspending the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in the Introductory Note of this Current Report on Form 8-K) was cancelled and converted automatically, at the Effective Time, into the right to receive the Per Share Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Merger Consideration.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report is incorporated herein by reference.

As a result of the consummation of the transactions contemplated by the Merger Agreement, including the Merger, the Company became a wholly owned subsidiary of Parent at the Effective Time.

Parent funded the acquisition through debt financing pursuant to senior secured credit facilities in an aggregate principal amount of $635.0 million under a facilities agreement (the “Facilities Agreement”) dated July 3, 2026, among Inventurus Knowledge Solutions, Inc., as borrower, Inventurus Knowledge Solutions Limited, as parent, the guarantors party thereto, Citigroup Global Markets Asia Limited, Deutsche Bank AG Singapore Branch and JPMorgan Chase Bank, N.A., Hong Kong Branch, as mandated lead arrangers, underwriters and bookrunners, Export-Import Bank of India, London Branch, as mandated lead arranger, the lenders party thereto and Axis Trustee Services Ltd. Gift City Branch, as agent and security agent. Pursuant to the Facilities Agreement, the Company is required to accede to the Facilities Agreement as an additional guarantor within thirty (30) days after the date on which the first utilization of a term facility occurs.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, in accordance with the terms of the Merger Agreement, (i) all of the directors of the Company immediately prior to the Effective Time ceased serving in such capacities with the Surviving Corporation and (ii) the directors of Merger Sub immediately prior to the Effective Time, Joseph Bernardello, Peter Limeri and Taylor Curtis, became the directors of the Surviving Corporation.

Effective as of the Effective Time, in accordance with the terms of the Merger Agreement, all of the incumbent officers of the Company immediately prior to the Effective Time continued serving as officers of the Surviving Corporation. Each such officer will continue serving until such officer’s successor has been duly elected or appointed and qualified or until such officer’s earlier death, resignation or removal.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety and, as so amended and restated, became the certificate of incorporation of the Surviving Corporation, and the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation, except that references to Merger Sub’s name were replaced with references to the Surviving Corporation’s name.

Copies of the amended and restated certificate of incorporation and the bylaws of the Surviving Corporation are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 9, 2026, the Company and TopCo issued a press release announcing the closing of the Merger. The press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated April 23, 2026, by and among TruBridge, Inc., Inventurus Knowledge Solutions, Inc., IKS Next Horizon, Inc. and, for certain limited purposes, Inventurus Knowledge Solutions Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 23, 2026).

3.1	Amended and Restated Certificate of Incorporation of TruBridge, Inc.

3.2	Amended and Restated Bylaws of TruBridge, Inc.

99.1	Press Release, dated July 9, 2026, by TruBridge, Inc. and Inventurus Knowledge Solutions Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRUBRIDGE, INC.

Date: July 9, 2026	By:	/s/ Christopher L. Fowler
Name: Christopher L. Fowler
Title: President and Chief Executive Officer